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                            COLLECTIVE BANCORP, INC.



                                    Form 10-K

                        For the Year Ended June 30, 1996


                  Subsidiaries of the Registrant

                  Collective Bank
                  158 Philadelphia Avenue
                  Egg Harbor, NJ  08215

                  Incorporated under the laws of the United States of America



                  Subsidiaries of Collective Bank

                  Collective Financial Services, Inc.
                  158 Philadelphia Avenue
                  Egg Harbor, NJ  08215

                  State of Incorporation - New Jersey


                  Collective Mortgage Services, Inc.
                  158 Philadelphia Avenue
                  Egg Harbor, NJ  08215


                  State of Incorporation - Delaware

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